UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2018

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

(Address of principal executive offices, including Zip Code)

(770) 691-6350
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Meridian Waste Solutions, Inc. (“Meridian” or the “Company”) currently generally operates three lines of business: solid waste (the “Solid Waste Business”) through the subsidiaries of its wholly-owned subsidiary, Meridian Waste Operations, Inc. (“Seller” and together with Meridian, the “Seller Parties”); technologies (the “Technologies Business”) through its wholly-owned subsidiary, Mobile Science Technologies, Inc.; and innovations (the “Innovations Business”) through its wholly-owned subsidiary, Attis Innovations, LLC.

Historically Meridian’s core business has been focused on being an integrated provider of non-hazardous solid waste collection, transfer and disposal services (the Solid Waste Business). More recently Meridian has begun to shift its focus to formation and growth of the Technologies Business and Innovations Business. While the Solid Waste Business served as the platform for much of Meridian’s growth and revenue to date, the significant debt burden on Meridian (including indebtedness under the Amended and Restated Credit and Guaranty Agreement (as amended by the First Amendment to Amended and Restated Credit and Guaranty Agreement dated April 28, 2017) dated February 15, 2017 among certain of the Acquired Entities (as defined below), Meridian, and Goldman Sachs Specialty Lending Group, L.P. (the “Credit Agreement”)), the amount of liquidity required to service that indebtedness and the liquidity, cash flow and capital needs of the Solid Waste Business and the potential opportunities in the Technologies and Innovations Businesses have caused Meridian’s management to believe that it needed to pursue a path to reduce Meridian’s current debt burden. Meridian’s management believes that by pursuing a strategy of debt reduction, Meridian would be positioned to improve its liquidity constraints and provide for opportunity for potential future growth that will increase shareholder value.

As a result of pursuing that strategy and at the request of Meridian management, in August 2017 Meridian formed a special committee of its Board of Directors (the “Special Committee”) composed of Thomas J. Cowee (chair), Jackson Davis and Joseph Ardagna, each a non-employee and disinterested member of Meridian’s board of directors (the “Meridian Board”), to evaluate the proposed transaction.

The Special Committee reviewed the Company’s efforts to find strategic alternatives based on the overarching strategy of reducing leverage and debt reduction, which included:

•	evaluating management’s long-term business plan and stand-alone opportunities for value creation, including accessing the capital markets, other alternative finance sources and fund raising environment against a broad range of strategic alternatives;

•	evaluating other possible alternatives management could undertake to improve operations, reduce debt or improve liquidity; and

•	evaluating whether potential existed for other strategic alternatives.

The Special Committee received a fairness opinion from The Benchmark Company, LLC indicating that the Consideration to be received by the Company in the transaction is fair to the Company’s shareholders from a financial point of view, which was subsequently confirmed in writing, addressed to the Special Committee and dated as of February 19, 2018.

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Following its review, the Special Committee unanimously approved the transactions contemplated by the Purchase Agreement (as defined below) and unanimously recommended that the Meridian Board approve the Purchase Agreement the other transactions contemplated thereby. At a meeting of the Meridian Board convened to act on the Special Committee’s recommendation, the Meridian Board members present unanimously (1) determined that it is in the best interests of, and fair to, the Company, and its shareholders to enter into the Purchase Agreement; and (2) resolved to recommend that the Meridian shareholders approve the Purchase Agreement and the transactions contemplated thereby.

Following the approvals of the Special Committee and the Meridian Board, on February 20, 2018, Seller Parties, Meridian Waste Acquisitions, LLC (“Buyer”) , a Delaware limited liability company formed by Warren Equity Partners Fund II and Jeffrey S. Cosman, an officer, director and majority shareholder of Meridian (“Cosman”), entered into an Equity Securities Purchase Agreement (the “Purchase Agreement”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer will purchase from Seller all of the membership interests in each of the direct wholly-owned subsidiaries of Seller (the “Acquired Parent Entities” and together with each direct and indirect subsidiary of the Acquired Parent Entities, the “Acquired Entities”), which constitute the Solid Waste Business, and each such Acquired Parent Entity will continue as wholly-owned subsidiary of Buyer (the “Transaction”).

Pursuant to the Purchase Agreement, upon the closing of the Transaction (the “Closing”), Buyer will pay Seller Parties $3.0 million in cash; satisfy $75.8 million of outstanding indebtedness under the Credit Agreement; and assume the Acquired Entities’ obligations under certain equipment leases and other operating indebtedness. Following the Closing, the Seller Parties expect they would retain approximately $6.6 million of outstanding indebtedness under the Credit Agreement and all other assets and obligations of Meridian, the Technologies Business and the Innovations Business. At the Closing, Meridian will issue to Buyer a warrant to purchase shares of common stock, par value $0.025, of Meridian, equal to two percent of the issued and outstanding shares of capital stock of Meridian on a fully-diluted basis as of Closing (subject to adjustment as set forth therein and as more fully described in the Purchase Agreement) on such terms to be determined by Meridian and Buyer. The Purchase Agreement also provides for Meridian shareholders who properly exercise dissenters’ rights under New York law to seek appraisal in accordance with the New York Business Corporation Law, as amended.

The consummation of the Transaction is subject to customary and other closing conditions, including (i) receiving the approval of holders of at least two-thirds majority of the voting power of the outstanding Company common stock pursuant to the New York Business Corporation Law (the “Meridian Shareholder Approval”), (ii) the Buyer receiving the proceeds of its debt financing, and (iii) the absence of legal restraints preventing the consummation of the Transaction.

The Purchase Agreement contains certain customary covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transaction to be consummated and (ii) for the Seller Parties to cause the Acquired Entities to conduct their business in the ordinary course consistent with past practice during the interim period between the execution of the Purchase Agreement and completion of the Transaction. The Purchase Agreement also provides that during the period before the Meridian Shareholder Approval is obtained, the Board of Directors of Meridian can consider an unsolicited alternative proposal that it concludes in good faith is more favorable from a financial point of view to the shareholders of Meridian than the Transaction.

The Purchase Agreement contains certain customary termination rights of Seller Parties and Buyer.

In addition, Buyer may terminate the Purchase Agreement if (A) the shareholders representing the requisite majority for the Meridian Shareholder Approval and the written consent of Seller’s sole shareholder shall not have been delivered to the Buyer and the Seller Parties by 12:00 p.m. Eastern Time on the third business day immediately following the date of the Purchase Agreement and (B) at any time prior to the 21st day from the date of the Purchase Agreement, if the Buyer shall have discovered any matter, condition, or circumstance with respect to the Acquired Entities or the business of the Acquired Entities during its due diligence investigation that has a material effect, in the Buyer’s sole discretion, on the Buyer’s willingness to proceed with the transactions contemplated herein and in the other transaction documents under the terms and conditions set forth therein. The Purchase Agreement contains specified termination rights for the parties and provides that, in connection with the termination of the Purchase Agreement under specified circumstances, Seller Parties will be required to pay to Buyer a “termination fee” up to $3.5 million plus certain fees and expenses of Buyer.

The foregoing description of the Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

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The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Seller Parties, Buyer or any of their respective subsidiaries or affiliates. The representations and warranties of the Seller Parties and the Acquired Entities contained in the Purchase Agreement have been made solely for the benefit of Buyer. In addition, such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or other specific dates and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Seller Parties or Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Meridian’s public disclosures.

Item 8.01 Other Events.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

As previously reported, on August 24, 2017, the Company received a letter (the “Letter”) from the staff of the Nasdaq Capital Market (the “Exchange”) stating that, based on the Company’s financial statements at June 30, 2017, the Company is not in compliance with Listing Rule 5550(b)(1), which requires that a company’s shareholders’ equity be $2.5 million or more for continued listing (the “Shareholders’ Equity Requirement”). As of June 30, 2017, the Company had a shareholders’ deficit of $1,771,762, below the Shareholders’ Equity Requirement. In accordance with the letter, the Company submitted to the Exchange a plan advising of the actions the Company has taken or will take to again comply with the Shareholders’ Equity Requirement. The Exchange accepted such plan and granted the Company an extension of up to 180 calendar days from the Letter to comply with the Shareholders’ Equity Requirement.

The Company believes it would regain compliance with the Shareholders’ Equity Requirement after giving effect, on a prospective basis, to the anticipated closing of the Purchase Agreement and the anticipated exercise of certain outstanding warrants.

The Exchange will continue to monitor the Company’s ongoing compliance with the Shareholders’ Equity Requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

The Company’s stock will continue to be listed on the Nasdaq Capital Market while the Exchange monitors the Company’s compliance with the Shareholders’ Equity Requirement. The Company’s common stock will continue to trade under the symbol “MRDN” and the Company’s warrants issued pursuant to its January 2017 underwritten offering will continue to trade under the symbol “MRDNW”. The Exchange’s monitoring of the Company’s compliance does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

A copy of the press release of Meridian announcing the execution of the Purchase Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Transaction as set forth in the Purchase Agreement, including the outcome of any legal proceedings that may be instituted against Seller Parties and others related to the transaction; the ability to retain certain key employees of Meridian; the ability of Meridian to manage and pay its current debt service and meet its liquidity needs, including paying amounts due under the Credit Agreement and Meridian’s other debt obligations; the consequences of a termination of the Purchase Agreement, including the ability of Meridian to pay any amounts due related to the termination fee and/or Buyer’s expenses; the ability of Meridian to continue to meet the listing requirements of NASDAQ; the ability of Meridian to execute on a business plan that permits the Technologies and Innovations Businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining Meridian’s go-forward business, including but not limited to Meridian’s ability to service any debt that remains as part of obligations of Meridian related to the Credit Agreement after the closing under the Purchase Agreement, the risk associated with the Buyer’s rights to termination under the Purchase Agreement, including but not limited to is financing condition and its rights to continued due diligence; the risk related to any claims for indemnification under the Purchase Agreement and the risks identified and discussed under the caption “Risk Factors” in the Meridian Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2017 and amended on May 31, 2017 and the other documents Meridian files with the SEC from time to time. There will be events in the future, however, that Meridian is not able to predict accurately or control. Meridian’s actual results may differ materially from the expectations that Meridian describes in its forward-looking statements. Factors or events that could cause Meridian’s actual results to materially differ may emerge from time to time, and it is not possible for Meridian to accurately predict all of them. Any forward-looking statement made by Meridian in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which Meridian makes it. Meridian undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Additional Information and Where to Find It

This communication is being made in respect of the proposed Transaction involving Seller Parties and Buyer. Meridian will prepare an information statement for its shareholders containing the information with respect to the Transaction specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Transaction. When completed, a definitive information statement will be mailed to Meridian’ shareholders. Investors are urged to carefully read the information statement regarding the proposed Transaction and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Transaction. You may obtain copies of all documents filed with the SEC regarding the Transaction, free of charge, at the SEC’s website, http://www.sec.gov or from Meridian by directing a request by mail or telephone to Meridian Waste Solutions, Inc. at One Glenlake Parkway NE, Suite 900, Atlanta Georgia 30328, telephone (770) 691-6350, Attention: Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Equity Securities Purchase Agreement, dated February 20, 2018, by and among Meridian Waste Operations, Inc., Meridian Waste Solutions, Inc., Meridian Waste Acquisitions, LLC and, solely for purposes of Sections 6.4, 6.7 and 11.18, Jeffrey S. Cosman.*
99.1	Press Release, dated February 20, 2018

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2018

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Chief Executive Officer

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